UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2006
INFINITY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-17204	20-3126427
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

633 Seventeenth Street, Suite 1800
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 932-7800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Exhibits
SIGNATURE
EXHIBIT INDEX
Consent of Ehrhardt, Keefe, Steiner & Hottman, P.C.
2005 Consolidated Financial Statements

Item 8.01 Other Events
     As a result of non-compliance with certain obligations under its Senior Secured Notice Facility, effective October 2, 2006, Infinity Energy Resources, Inc. and its subsidiaries (collectively, the “Company” or “Infinity”) and its lenders entered into an October 2006 Waiver and Amendment Agreement (the “October Waiver”) which waived non-compliance with certain terms of the Notes, Warrants and related agreements and provided for the following amended terms of the Notes and the Warrants (among others):
•	the principal balance of the Notes was increased by 20%, or $9.0 million, from $45.0 million to $54.0 million and Infinity was relieved of its obligation to make the $1.4 million October interest payment, due on October 2, 2006, and this interest obligation was added to the principal amount due under the Notes, giving a total outstanding principal amount under the Notes of $55.4 million; and

•	the maturity of the Notes was changed to January 15, 2007.
     If Infinity is unable to maintain compliance with the terms of the amended Notes, the Note holders could declare a triggering event, which would entitle the Note holders to a 20% premium on the principal balance of the outstanding Notes, and accelerate the due date of the Notes.
     Infinity has engaged a financial advisor to assist in its efforts to secure new debt financing, the proceeds from which would be used to repay all or a portion of the outstanding Notes. In addition, Infinity has engaged a separate financial advisor to assist in the evaluation of strategic alternatives, which may include a sale of all or part of the Company’s: (i) approximately 162,000 net developed and undeveloped acres in Texas, Colorado and Wyoming; (ii) oilfield services subsidiary, Consolidated Oil Well Services, Inc. ("Consolidated"); or (iii) 1.4 million-acre prospect in two concessions in the Caribbean Sea offshore Nicaragua. If the Company were to sell a portion of its assets, including Consolidated, proceeds from such a sale would be used to repay all or a portion of the outstanding Notes. There can be no assurances that the Company will be able secure new debt financing on acceptable terms or that the Company will be able to close on a sale of any portion of the Company for sufficient proceeds to repay the Notes in full by January 15, 2007.
     In the October Waiver, the Company was required to file a registration statement on behalf of holders of the Notes and the Warrants by October 6, 2006. This filing necessitated a reissuance of the Company’s 2005 audited financial statements. In this reissuance, the Company’s independent registered public accounting firm, Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) has included an explanatory paragraph in its audit report indicating that there is substantial doubt about the Company’s ability to continue as a going concern. The Company’s historical consolidated financial statements, with EKS&H’s revised audit report and an additional footnote to the financial statements, are filed as an exhibit to this Report.

Item 9.01 Exhibits
     (d) Exhibits.

23.1	Consent of Ehrhardt Keefe Steiner & Hottman P.C.

99.1	Infinity Energy Resources, Inc. 2005 consolidated financial statements

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: October 6, 2006.

Infinity Energy Resources, Inc.

By:	/s/ Timothy A. Ficker
Timothy A. Ficker
Vice President, Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description
23.1	Consent of Ehrhardt, Keefe, Steiner & Hottman, P.C.

99.1	Infinity Energy Resources, Inc. 2005 consolidated financial statements